Exhibit 28 (d)(3) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

4/28/2020 – Federated Insurance Series changed its name to Federated Hermes Insurance Series.

FEDERATED INSURANCE SERIES
INVESTMENT ADVISORY CONTRACT
(CO-ADVISERS FORM)

This Investment Advisory Contract (the “Contract”) is made this 15th day of August, 2014, among Federated Insurance Series, a Massachusetts business trust having its principal place of business in Pittsburgh, Pennsylvania (the “Trust”), Federated Global Investment Management Corp., a Delaware business corporation having its principal place of business in New York, New York (“FGIMC”), Federated Equity Management Company of Pennsylvania, a Delaware statutory trust located in Pittsburgh, Pennsylvania (“FEMCOPA”) and Federated Investment Management Company, a Delaware business trust located in Pittsburgh, Pennsylvania (“FIMCO”).

WHEREAS, the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), and is registered as such with the Securities and Exchange Commission;

WHEREAS, the Trust is authorized to issues shares of beneficial interest in separate series, each having its own investment portfolio, objectives and policies, in compliance with Rule 18f-2 under the 1940 Act, including the series specified in the exhibits to this Contract (each a “Fund” and collectively the “Funds”); and

WHEREAS, each of FGIMC, FEMCOPA and FIMCO is engaged in the business of rendering investment advisory and management services. and is referred to in this Contract as a “Co-Adviser” and collectively as the “Co-Advisers.”

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       The Trust hereby appoints the Co-Advisers as investment advisers for each of the Funds, and the Co-Advisers accept the appointments. Subject to the direction of the trustees of the Trust (the “Trustees”), the Co-Advisers shall provide investment research and supervision of the investments of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund’’s assets., as assigned from time-to-time by FGIMC to itself or to another Co-Adviser. The initial responsibilities of each Co-Adviser with respect to each Fund shall be as described on the exhibit for such Fund. FGIMC will notify the Trustees prior to any material change in the responsibilities assumed by any Co-Adviser with respect to any Fund.

2.       Each Co-Adviser, in its assigned supervision of the investments of each of the Funds, will be guided by each of the Fund’’s investment objective and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statements and exhibits as may be on file with the Securities and Exchange Commission.

3.       Each Fund shall pay or cause to be paid all of its own expenses and its allocable share of Trust expenses, including, without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for investment advisory services and administrative personnel and services; expenses incurred in the distribution of its shares (“Shares”), including expenses of administrative support services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the 1940 Act, , and any amendments thereto; expenses of registering and qualifying the Trust, the Funds, and Shares of the Funds under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to shareholders; interest expense, taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds. Each Fund will also pay its allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

4.       Each of the Funds shall pay to FGIMC, for all services rendered to each Fund by the Co-Advisers hereunder, the fees set forth in the exhibits attached hereto. with respect to such Fund. FGIMC shall allocate such fees among the other Co-Advisers as they shall agree based upon their relative contributions, and shall report such allocation to the Trustees prior to each annual renewal of this Contract.

5.       The net asset value of each Fund’s Shares as used herein will be calculated to the nearest 1/10th of one cent.

6.       The Co-Advisers may from time to time and for such periods as they deem appropriate reduce their compensation (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund’’s expenses exceed such lower expense limitation as the Co-Advisers may, by notice from FGIMC to the Fund, voluntarily declare to be effective.

7.       This Contract shall begin for each Fund as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Fund presently set forth on an exhibit (and any subsequent Funds added pursuant to an exhibit during the initial term of this Contract) for one year from the date of this Contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for that purpose; and (b) if a Co-Adviser shall have notified a Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund, this Contract shall not continue with respect to such Co-Adviser. If a Fund is added after the first approval by the Trustees as described above, this Contract will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Contract by the Trustees and thereafter for successive periods of one year, subject to approval as described above. The termination of this Contract by or with respect to any Fund or any Co-Adviser shall not affect the validity of this Contract with respect to any other Fund or any other Co-Adviser.

8.       Notwithstanding any provision herein, this Contract may be terminated at any time with respect to any Fund or any Co-Adviser, without the payment of any penalty, by the Trustees of the Trust or by a vote of the shareholders of that Fund on sixty (60) days’ written notice to the Co-Advisers.

9.       This Contract may not be assigned by any Co-Adviser and shall automatically terminate with respect to a Co-Adviser in the event of any assignment by such Co-Adviser. Each Co-Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

10.       In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of such Co-Adviser, each Co-Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

11.       Nothing in this Contract shall be construed to (a) create any joint venture among the parties or among the Co-Advisers, or any of them, or (b) establish any agency among or otherwise authorize any Co-Adviser to bind or otherwise act on behalf of another Co-Adviser. Subject to the limitations of Section 10, the Trust on behalf of its Funds agrees that each Co-Adviser shall be severally, and not jointly, liable for the performance of its assigned responsibilities under this Contract, and neither the Trust nor any Fund shall seek recourse for any claim arising under this Contract or other applicable laws against any one Co-Adviser from any other Co-Adviser.

12.       This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust), cast in person at a meeting called for that purpose, and, where required by Section 15(a)(2) of the 1940 Act, on behalf of a Fund by a majority of the outstanding voting securities of such Fund as defined in Section 2(a)(42) of the 1940 Act.

13.       Each Co-Advisers acknowledges that all sales literature for investment companies (such as the Trust) are subject to strict regulatory oversight. Each Co-Adviser agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates (including another Co-Adviser) which mentions the Trust (or any Fund) to the Trust’s distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of any Co-Adviser to produce sales literature for the Trust (or any Fund). The Trust agrees to cause its distributor to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise the applicable Co-Adviser of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.

14.       The Co-Advisers are hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations pursuant to this Contract of a particular Fund and of the Trust with respect to that particular Fund be limited solely to the assets of that particular Fund, and no Co-Adviser shall seek satisfaction of any such obligation from any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

15.       The Trust and the Funds are hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of each of FEMCOPA and FIMCO and agree that the obligations assumed by such Co-Adviser pursuant to this Contract shall be limited in any case to such Co-Adviser and its assets. Except to the extent expressly permitted by the 1940 Act, the Trust and the Funds shall not seek satisfaction of any obligation assumed by a Co-Adviser under this Contract from the shareholders of such Co-Adviser, the trustees, officers, employees, or agents of such Co-Adviser, or any of them.

16.       Each Co-Adviser agrees to maintain the security and confidentiality of nonpublic personal information (NPI”) of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. Each Co-Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund(s), in each instance in furtherance of fulfilling such Co-Advisers’ obligations under this Contract and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.

17.       The parties hereto acknowledge that Federated Investors, Inc., has reserved the right to grant the non-exclusive use of the name “Federated Insurance Series” or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor or other business enterprise, and to withdraw from the Trust and one or more of the Funds the use of the name “Federated Insurance Series.”. The name “Federated Insurance Series” will continue to be used by the Trust and each Fund so long as such use is mutually agreeable to Federated Investors, Inc. and the Trust.

18.       This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

19.       This Contract will become binding on the parties hereto upon their execution of the attached exhibits to this Contract.

April 28, 2020 – Name changed to Federated Hermes Managed Volatility Fund II

August 17, 2018 - Federated Managed Risk Fund II reorganized into Federated Managed Volatility Fund II.

EXHIBIT A
to the
Investment Advisory Contract

FEDERATED INSURANCE SERIES
Federated Managed Tail Risk Fund II

For all services rendered by the Co-Advisers hereunder, the above-named Fund of the Federated Insurance Series shall pay to the Co-Advisers, and the Co-Advisers agree to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

Subject to revision by FGIMC as provided in this Contract, the initial responsibilities of the Co-Advisers shall be:

FIMCO: Management of the fixed-income securities portfolio and all related derivative contracts.

FGIMC and

FEMCOPA: Overall assets allocation and management of all other assets and related derivative contracts.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75 of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid daily.

This Contract supersedes the Investment Advisory Contract, dated February 15, 2013, between FGIMC and the Trust, and the Sub-Advisory Agreement between Fed Global and and FIMCO, dated April 26, 2013, with respect to the above-named Fund only (and not as to any other series of the Trust), and such prior agreements shall be deemed to be amended and restated by this Contract with respect to such Fund.

Witness the due execution hereof this 15th day of August 2014.

Federated Insurance Series

By: /s/ John B. Fisher
Name: John B. Fisher
Title: President

Federated Global Investment Management Corp., Federated Equity Management Company of Pennsylvania and Federated Investment Management Company

By: /s/ John B. Fisher
Name: John B. Fisher
Title: President & CEO

April 28, 2020 – Name changed to Federated Hermes Managed Volatility Fund II

EXHIBIT B
to the
Investment Advisory Contract

FEDERATED INSURANCE SERIES
Federated Managed Volatility Fund II

For all services rendered by the Co-Advisers hereunder, the above-named Fund of the Federated Insurance Series shall pay to the Co-Advisers, and the Co-Advisers agree to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

For all services rendered by the Co-Advisers hereunder, the above-named Fund of the Federated Insurance Series shall pay to the Co-Advisers, and the Co-Advisers agree to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

Subject to revision by FGIMC as provided in this Contract, the initial responsibilities of the Co-Advisers shall be:

FIMCO: Management of the fixed-income securities portfolio and all related derivative contracts.

FEMCOPA: Selection of equity securities.

and

FEMCOPA: Overall assets allocation and management of all other assets and related derivative contracts.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75 of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid daily.

This Contract supersedes the Investment Advisory Contract, dated January 1, 2004, between FEMCOPA and the Trust, and the Sub-Advisory Agreement between FEMCOPA and and FIMCO, dated January 1, 2004, with respect to the above-named Fund only (and not as to any other series of the Trust), and such prior agreements shall be deemed to be amended and restated by this Contract with respect to such Fund.

Witness the due execution hereof this 15th day of August 2014.

Federated Insurance Series

By: By: /s/ John B. Fisher
Name: John B. Fisher
Title: President

Federated Global Investment Management Corp., Federated Equity Management Company of Pennsylvania and Federated Investment Management Company

By: By: /s/ John B. Fisher
Name: John B. Fisher
Title: President & CEO

AMENDMENT #1
to the
Investment Advisory Contract (Co-Advisory Contract)
Federated Hermes Insurance Series

This Amendment #1 to the Investment Advisory Contract between Federated Equity Management Company of Pennsylvania (“FEMCOPA”), Federated Global Investment Management Corp. (“Fed Global”), and Federated Investment Management Company (“FIMCO”) who together serve as co-advisers (the “Co-Advisers”) and Federated Hermes Insurance Series, on behalf of its series Federated Hermes Managed Volatility Fund II (the “Fund”), approved at a board meeting on February 16, 2023, shall become effective April 30, 2023.

With respect solely to the above named Fund, Fed Global will be removed as a co-adviser and FEMCOPA and FIMCO agree to provide the services to the Fund as provided in and be bound by the terms of the Investment Advisory Agreement. FEMCOPA and FIMCO shall be compensated for such services to the Fund in the manner described in Exhibit B to the Investment Advisory Contract. Accordingly, Exhibit B to the Investment Advisory Contract is replaced in its entirety with Exhibit B attached hereto.

Witness the due execution hereof this 1st day of March 2023.

FEDERATED HERMES INSURANCE SERIES

By: /s/ John B. Fisher
Name: John B. Fisher
Title: President

FEDERATED GLOBAL INVESTMENT MANAGEMENT CORP.

By: /s/ John B. Fisher
Name: John B. Fisher
Title: President

FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA

By: /s/ John B. Fisher
Name: John B. Fisher
Title: President

FEDERATED INVESTMENT MANAGEMENT COMPANY

By: /s/ John B. Fisher
Name: John B. Fisher
Title: President

EXHIBIT B
to the
Investment Advisory Contract

FEDERATED HERMES INSURANCE SERIES
Federated Hermes Managed Volatility Fund II

For all services rendered by the Co-Advisers hereunder, the above-named Fund of the Federated Hermes Insurance Series shall pay to the Co-Advisers, and the Co-Advisers agree to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

Subject to revision by FEMCOPA as provided in this Contract, the responsibilities of the Co-Advisers shall be:

FIMCO: Management of the fixed-income securities portfolio and all related derivative contracts.

FEMCOPA: Overall asset allocation and management of all other assets and related derivative contracts.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75 of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid daily.

This Contract supersedes the Investment Advisory Contract, dated August 15, 2014, between FEMCOPA, FIMCO, Federated Global Investment Management Corp., and the Trust, with respect to the above-named Fund only (and not as to any other series of the Trust), and such prior agreement shall be deemed to be amended and restated by this Contract with respect to such Fund.

Witness the due execution hereof this 1st day of March, 2023.

FEDERATED HERMES INSURANCE SERIES

By: /s/ John B. Fisher
Name: John B. Fisher
Title: President

FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA

By: /s/ John B. Fisher
Name: John B. Fisher
Title: President

FEDERATED INVESTMENT MANAGEMENT COMPANY

By: /s/ John B. Fisher
Name: John B. Fisher
Title: President

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, dated as of June 1, 2017, that Federated Insurance Series, a business trust duly organized under the laws of the Commonwealth of Massachusetts (the “Trust”), does hereby nominate, constitute and appoint Federated Global Investment Management Corp., a corporation duly organized under the laws of the state of Delaware, Federated Equity Management Company of Pennsylvania, a statutory trust duly organized under the laws of the state of Delaware, and Federated Investment Management Company, a statutory trust duly organized under the laws of the state of Delaware (each, severably a “Co-Adviser”), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, acting on behalf of each of the series portfolios of the Trust for which each of such Co-Adviser provides advisory services and acts as investment adviser as of the date of this limited power attorney and for such series portfolios that may be established by the Trust in the future from time to (each such series portfolio being hereinafter referred to as a “Fund” and collectively as the “Funds”), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as a Co-Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with Co-Adviser’s supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to such Co-Adviser as an investment adviser of each Fund under that certain investment advisory contract dated August 15, 2014 by and between its Co-Advisers and the Trust (such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the “Investment Advisory Contract”).

Each Co-Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as such Co-Adviser in their sole and absolute discretion deems desirable or appropriate under existing circumstances. The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that a Co-Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on any Co-Adviser to act or assume responsibility for any matters referred to above or other matters even though such Co-Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of a Co-Adviser under the terms of the Investment Advisory Contract or (iii) exonerate, relieve or release a Co-Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Co-Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser of any of the Funds.

The Trust hereby agrees to indemnify and save harmless each Co-Adviser and their Trustees, officers and employees (each of the foregoing an “Indemnified Party” and collectively the “Indemnified Parties”) against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to such Co-Adviser herein to act on behalf of the Trust, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of such Co-Adviser’s powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to such Co-Adviser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing. The obligations of the Trust under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by a Co-Adviser on behalf of the Trust during the term of this Limited Power of Attorney. No Fund shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified Party for any action, event, matter or occurrence performed or omitted by or on behalf of a Co-Adviser in their capacity as agent or attorney-in-fact of Trust acting on behalf of any other Fund hereunder.

Any person, partnership, corporation or other legal entity dealing with a Co-Adviser in their capacity as attorney-in-fact hereunder for the Trust is hereby expressly put on notice that such Co-Adviser are acting solely in the capacity as an agent of the Trust and that any such person, partnership, corporation or other legal entity must look solely to the Trust in question for enforcement of any claim against the Trust, as such Co-Adviser assume no personal liability whatsoever for obligations of the Trust entered into by such Co-Adviser in their capacity as attorney-in-fact for the Trust.

Each person, partnership, corporation or other legal entity which deals with a Fund of the Trust through a Co-Adviser in their capacity as agent and attorney-in-fact of the Trust, is hereby expressly put on notice (i) that all persons or entities dealing with the Trust must look solely to the assets of the Fund of the Trust on whose behalf such Co-Adviser is acting pursuant to their powers hereunder for enforcement of any claim against the Trust, as the Trustees, officers and/or agents of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the Trust assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Trust, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Trust.

The execution of this Limited Power of Attorney by the Trust acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of a Co-Adviser pursuant to the power or authority granted to such Co-Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Trust on whose behalf such Co-Adviser were acting pursuant to the authority granted hereunder.

The Trust hereby agrees that no person, partnership, corporation or other legal entity dealing with a Co-Adviser shall be bound to inquire into such Co-Adviser’s power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Investment Advisory Contract between the Trust and such Co-Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Trust at any time provided that no such revocation or termination shall be effective until each Co-Adviser have received actual notice of such revocation or termination in writing from the Trust.

This Limited Power of Attorney constitutes the entire agreement between the Trust and each Co-Adviser, may be changed only by a writing signed by all of them, and shall bind and benefit their respective successors and assigns; provided, however, no Co-Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Trust.

This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. Without limiting any other authority expressly granted hereunder, for purposes of Pennsylvania law, this Limited Power of Attorney shall be deemed to constitute a power used in a commercial transaction which authorizes an agency relationship which is exclusively granted to facilitate transfer of stock, bonds and other assets and which may be exercised independently of any other agent designated by the Trust and includes, but is not limited to, the power to engage in stock, bond and other securities transactions as specified by 20 Pa.C.S. § 5603(k). The authority granted to a Co-Adviser by this Limited Power of Attorney may be delegated by a Co-Adviser to one or more successor agents or subadvisors, or to other persons a Co-Adviser in their sole discretion determines are appropriate or necessary. If any provision hereof, or any power or authority conferred upon a Co-Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon a Co-Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Trust when the Trust shall have executed at least one counterpart and each Co-Adviser shall have accepted their appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Trust and each Co-Adviser will execute sufficient counterparts so that the each Co-Adviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and each Co-Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the Trust has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

Federated Insurance Series

By: /s/ John B. Fisher
Name: John B. Fisher
Title: President

Accepted and agreed to this June 1, 2017

Federated Global Investment Management Corp.

Federated Equity Management Company of Pennsylvania and

Federated Investment Management Company

By: /s/ John B. Fisher
Name: John B. Fisher
Title: President